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                                                                   EXHIBIT 10.6

                             CONFIDENTIAL TREATMENT

                                SERVICE AGREEMENT

         This SERVICE AGREEMENT is entered into as of this ninth day of March, 1995, by and between LeukoSite, Inc., a corporation organised the laws of the State of Delaware, with principal offices at 215 First St., Cambridge, Massachusetts, MA 02142, USA (hereinafter "LeukoSite") and MRC Collaborative Centre, a company incorporated under the laws of England whose registered office is situated at 1-3 Burtonhole Lane, London NW7 1AD U.K. ("MRC CC").

         WHEREAS, LeukoSite is interested in having MRC CC perform certain services for LeukoSite in connection with antibody humanization;

         WHEREAS, MRC CC has the expertise and facilities and is willing to perform such services for LeukoSite;

         NOW THEREFORE, the parties mutually agree as follows:

1.       Services

         From time to time at the request of LeukoSite, MRC CC shall provide antibody humanization services and deliver to LeukoSite any resulting cell lines, constructs, sequencing information and other information and data requested (collectively, the "Services") in accordance with the Description of Services and Budget for such Services attached hereto and made a part hereof as Appendix A, or any other such description and budget subsequently agreed to by the parties. MRC CC will use its best endeavours to complete such Services in a timely fashion and in accordance with all applicable laws, regulations and professional standards prevailing in the UK.

*Confidential treatment requested: material has been omitted and filed separately with the Commission.
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         2. Term

         This Agreement will commence on the date hereof and shall continue in effect for a period of one year, subject to earlier termination in accordance with the provisions of this Section. The Agreement may be renewed upon mutual agreement of the parties. Either party may terminate this Agreement upon ten (10) days' written notice to the other party in the event of default by the other party of its obligations under this Agreement, unless such default is cured within such ten (10) day period. *************************************
         ***************************************************************
         ****** Notwithstanding anything herein to the contrary, Sections 4, 5, 7 and 8 hereof shall survive expiration or termination of this Agreement for any reason.

3.       Payment

         Payment for Services shall be as set forth in Appendix A . Amounts so due shall be payable by LeukoSite within thirty (30) days of receipt of an invoice from MRC CC upon completion of the corresponding Services. MRC CC shall be responsible for all other expenses incurred by it in fulfilling its obligations hereunder. In the event of early termination by LeukoSite for any reason, LeukoSite shall pay MRC CC for Services completed hereunder and, in respect of Services not completed by MRC CC at the date of termination, for expenses committed to perform such Services to the date of termination.



*Confidential treatment requested: material has been omitted and filed separately with the Commission.
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         4. Confidential Information

         MRC CC agrees to treat any materials ("Materials)" and any confidential or proprietary information obtained from LeukoSite or generated or created by MRC CC in the course of performing Services under this Agreement, including the results of the Services in so far as the foregoing relates to the subject matter of the work contemplated or that subsequently agreed to under the terms of this Agreement and anything derived therefrom, (collectively, the "Information") as the confidential and exclusive property of LeukoSite, and agrees not to disclose any of the Information or disclose or distribute any Material to any third party without first obtaining the written consent of LeukoSite. MRC CC agrees that it will use any Information and any Materials only for purposes of providing Services to LeukoSite hereunder and for no other purpose without the written consent of LeukoSite. MRC CC further agrees to take all practicable steps to ensure that the Information and Materials will not be used by its directors, officers or employees, except on like terms of confidentiality as aforesaid, and will be kept fully-private and confidential by them.

         The above provisions of confidentiality shall not apply to that part of the Information obtained from LeukoSite which MRC CC is able to demonstrate by documentary evidence;

         (a) was fully in MRC CC's possession prior or receipt from LeukoSite; or

         (b) was in the public domain at the time of receipt from LeukoSite; or



*Confidential treatment requested: material has been omitted and filed separately with the Commission.
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         (c)      became part of the public domain through no default of MRC CC, its directors, officers or employees; or

         (d) was lawfully received by MRC CC from some third party having a right of further disclosure.

         MRC CC agrees that, at LeukoSite's request, it shall return to LeukoSite all parts of the Information provided by LeukoSite in documentary form and any unused Materials and will return or destroy any copies thereof made by MRC CC, its directors, officers or employees, except that MRC CC may retain one copy of the Information in its legal files, subject to the continuing obligation of nondisclosure and nonuse hereunder.

         Neither anything herein contained nor any delivery of Information or a Material to one party shall be deemed to grant to that party any rights or licenses under any patent applications or patents or under any know-how, technology or inventions of the other.

5.       Publicity

         Except as required by law, neither party shall use the name of the other party, nor of any employee of the other party, in connection with any publicity, without the prior written approval of the other party.

6.       Independent Contractor

         LeukoSite and MRC CC are independent parties and nothing in this Agreement is intended or shall be deemed to create a partnership, agency, employer/employee or joint venture relationship between


*Confidential treatment requested: material has been omitted and filed separately with the Commission.
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         the parties or between either party and any employee or agent of the other party.

7.       Intellectual Property

         At LeukoSite's request, MRC CC shall assign to LeukoSite all of MRC CC's rights to, and interests in Information including, but not limited to, antibody designs and any antibodies derived therefrom based upon any murine antibodies or complete , DNA sequences thereof provided by LeukoSite to MRC CC(collectively, "Murine Antibodies"). MRC CC further agrees to assist LeukoSite in applying for patents for such antibodies and antibody designs by providing any and all design specifications and documentation for the work which MRC CC performs and other reasonable assistance as appropriate.

         Notwithstanding the foregoing, (i) MRC CC reserves all of its rights with respect to antibody engineering techniques and know-how used in performing the Services hereunder and (ii) LeukoSite retains all of its rights to Murine Antibodies and to all antibody designs and all antibodies derived therefrom under the terms of this Agreement.


*Confidential treatment requested: material has been omitted and filed separately with the Commission.
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8.       Limitations

         MRC CC makes no warranties, expressed or implied, as to any matter whatsoever, including without limitations, the ownership, merchantability, of fitness for a particular purpose of the results of Services performed hereunder.

9.       Notices

         Any notices to be given hereunder shall be in writing and sent to the address below by telecopy, with originals to follow immediately thereafter by overnight mail or by first class mail, and shall be effective upon receipt of the telecopy.

                           If to LeukoSite:

                           LeukoSite Inc.
                           215 First St.
                           Cambridge, MA 02142 U.S.A.
                           Attention:  Director of Research
                           Tel.  No:   +1 (617) 621-9350
                           Fax No:     +1 (617) 621-9349


                           If to MRC CC:

                           MRC Collaborative Centre
                           1 - 3 Burtonhole Lane
                           Mill Hill
                           London NW7 1AD
                           U.K.
                           Attention:  Commercial Director
                           Tel. No:    +44 (81) 906-3811
                           Fax No:     +44 (81) 906-1394


*Confidential treatment requested: material has been omitted and filed separately with the Commission.
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10.      Entire Agreement

         This Agreement sets forth the entire agreement of the parties with respect to the subject matter contained herein, and may not to modified or amended except by a written agreement executed by the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their duly authorized representatives.



MRC COLLABORATIVE CENTRE                                      LEUKOSITE, INC.


By: /s/ [signature appears here]                 By:  /s/ Chris Mirabelli
   --------------------------------                   -------------------------


Title: Commercial Director                        Title: CEO and Chairman
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Date: 11th April, 1995                           Date: 9 March 1995
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*Confidential treatment requested: material has been omitted and filed separately with the Commission.